EXHIBIT 10-F

	                      		  EMPLOYMENT AGREEMENT


   The parties to this Agreement are R. Douglas Norby ("Employee") and Mentor
Graphics Corporation, an Oregon corporation (the "Company").
	  The Company desires to secure the services of Employee to serve in an executive capacity, and Employee is willing to accept such employment upon the terms and conditions set forth in this Agreement.  Therefore, the parties agree as follows:
   1.  Employment.  The Company employs Employee to render services to the
Company as Senior Vice President and Chief Financial Officer and to perform such duties as he shall reasonably be directed to perform by the Chief
Executive Officer (CEO) of the Company. Employee accepts employment by the
Company and agrees to render the services described in this Agreement.
  2.   Duties and Responsibilities.  Employee will perform such duties and responsibilities under this Agreement as the CEO of the Company shall
reasonably assign to him.   He will perform his duties and responsibilities
in an ethical and professional manner in accordance with the policies and objectives established by the Board of Directors of the Company and all applicable laws and regulations.  He will not perform services for any other business or entity during the term of this Agreement and will devote full time to his employment by the Company and will work as many hours as the business of the Company may reasonably demand.
		Notwithstanding the above, Employee may (i) engage in personal investment activities in charitable or community service, (ii) serve as a director of LSI Logic Corporation, Epitope, Inc. and Pharmetrix Corporation,
and (iii) complete certain job related obligations to Pharmetrix Corporation, provided that after the date Employee begins full time regular employment with the Company, those engagements will not materially interfere with
Employee's duties under this Agreement.  With the consent of the CEO,
Employee may serve on the boards of other corporations.
   3.  Term.  The term of this Agreement shall be two years, commencing on
Employee's hire date and expiring at the close of business on the second anniversary of that date, unless this Agreement is sooner terminated.
	  4.  Compensation.
		     (a)  The Company will pay Employee a base annual salary of $235,000, payable in equal bimonthly installments, as compensation for all services to be rendered by Employee under this Agreement, subject to annual review by the Compensation Committee of the Board of Directors of the Company.
	      (b)  The Company will pay Employee an annual incentive bonus with a target payout of $100,000 to be paid on performance during the previous fiscal year.  Any incentive bonus payout for 1993 would be prorated from
Employee's hire date.
		(c)  The Company will pay Employee a hiring bonus of $50,000
(which will not be tax protected) within 30 days of Employee's hire date.
   5.  Stock Options.
		(a)  Option Grant.  The Company will grant to Employee stock options to purchase 100,000 shares of its common stock at an exercise price of
$10.375, or the price approved at the July 1993 meeting of the Compensation
Committee of the Board of Directors, whichever is lower. The Compensation
Committee of the Company's Board of Directors, in its sole discretion will determine whether Employee will receive incentive or nonqualified stock options.  Vesting will begin on Employee's hire date.  The options will vest with continued employment in equal 20 percent increments on the first five anniversaries of the date of grant and will be ten year options
(subject to earlier termination in the event of termination of employment).
The options will vest in full in the event of a change in control of the
Company as defined in the Company's 1982 Stock Option Plan, including any amendments to that plan adopted before, but not after, a change in control.  If Employee's employment is terminated under paragraph 6(c) during the term of this Agreement, 100% of the options will immediately vest and be exercisable.  This clause (a) shall survive termination of this Agreement.
	       (b)  Special Option Grant.  The Company will grant to Employee stock options to purchase 150,000 shares of its common stock at an exercise price of $10.375, or the price approved at the July 1993 meeting of the
Compensation Committee of the Board of Directors, whichever is lower.
The Compensation Committee of the Company's Board of Directors, in it's
sole discretion, will determine whether Employee will receive incentive or nonqualified stock options.  Vesting will begin on Employee's hire date.
The options will vest as set forth below:

 Years after Hire Date      Percent Exercisable      30-day Average Common
							  stock Price

	  3                         1/3                       $25

	  4                         1/3                       $30

	  5                         1/3                       $40





No portion of the option will be exercisable until the third anniversary of
Employee's hire date.  After the third anniversary, 1/3 of the options will be exercisable provided that during any 30 consecutive calendar day period beginning after the third anniversary the Company's average closing common stock price is equal to or greater than $25.00.  After the fourth anniversary,
1/3 of the options will be exercisable provided that during any 30 consecutive calendar day period beginning after the third anniversary the
Company's average closing common stock price is equal to or greater than
$30.00.   After the fifth anniversary, 1/3 of the options will be exercisable provided that during any 30 consecutive calendar day period beginning after the third anniversary the Company's average closing common stock price is equal to or greater than $40.00.  The options will be ten year options
(subject to earlier termination in the event of termination ofemployment).
The special option grant is intended to compensate Employee for the value of certain equity Employee will likely be leaving at Pharmetrix Corporation, his prior employer.  The Company and Employee agree that they intend to reduce, on a dollar for dollar basis, the value of Employee's special option grant if Employee obtains all or any portion of the value of his equity in
Pharmetrix Corporation before December 31, 1994.  If Employee obtains any portion of the value of his equity in Pharmetrix Corporation before December
31, 1994, Employee will notify the CEO in writing.  The CEO (or his designee)
and Employee will then negotiate in good faith to appropriately reduce the value of the special option grant.  If the parties are unable to agree upon the reduction within 30 days, the dispute shall be settled by binding arbitration conducted in accordance with the commercial rules of the AAA.
  6.   Termination.
	      (a)   Termination by the Company for Cause.  For purposes of this
Agreement the Company shall have "cause" to terminate the employment of
Employee if Employee (i) commits a material breach of this Agreement or any material written rules of the Company, (ii) commits an act involving moral turpitude, or (iii) fails in a significant way, in the judgment of the
CEO and the Board of Directors of the Company, to perform the duties and responsibilities assigned to him by this Agreement or by the CEO of the
Company.
			The Company may terminate this Agreement and the employment of Employee immediately at any time for cause by written notice to Employee stating with particularity the alleged cause.  Upon such termination, the Company shall have no further obligation to Employee except for payment of that portion of his salary earned to the date of termination.
		    (b)   Termination by Employee for Cause.  If the Company commits a material breach of this Agreement, Employee may terminate this Agreement immediately by written notice to the Company stating with particularity the alleged breach.  Thereafter, the Company will pay Employee's salary for a period not to exceed one year from the date of hire in bimonthly installments as provided for in paragraph 4(a), together with a lump sum payment intended to compensate Employee for one year of health insurance costs under COBRA.
If Employee subsequently obtains alternative employment, the Company may reduce the salary otherwise payable to him under this Agreement by amounts earned from such employment.  Employee will not be entitled to any other payments under the terms of this Agreement.
		(c)   Termination by the Company Without Cause.  The Company may
terminate this Agreement at any time without cause by written notice to
Employee.  Thereafter, the Company will pay Employee's base salary for a period not to exceed two years from the termination date in bimonthly installments as provided for in paragraph 4(a), together with intended to compensate Employee for two years of health insurance costs under COBRA.
If Employee subsequently obtains alternative employment or associates with a company that does not directly compete with Mentor Graphics, the Company may reduce the salary otherwise payable to him under this Agreement by amounts earned from such employment.  If Employee subsequently obtains alternative employment or associates with a company that directly competes with Mentor Graphics without first obtaining the written consent of Mentor
Graphics, the Company may immediately cease further payments of Employee's base salary.  Employee will not be entitled to any other payments under the terms of this Agreement.
		(d)   Termination by Employee Without Cause.  Employee may terminate this Agreement without cause at any time by written notice to the Company.
Upon such termination, the Company shall have no further obligation to
Employee except for payment of that portion of his salary earned to the date of termination.
		(e)   Resignation.  Upon termination of this Agreement for any reason,
Employee will be required to resign as an officer of the Company (and as an officer or director of any of the Company's subsidiaries or affiliates, if applicable) and in any such case Employee will resign.
   7. Benefits.  Employee shall be entitled to all of the employee benefits normally afforded to other employees and other executive employees of the
Company, including vacation and participation in incentive bonus plans.
Nothing in this Agreement shall be construed to prevent the Company from reducing or otherwise changing the benefits normally afforded to employees and executive employees of the Company and thus afforded to Employee under this Agreement.
   8. Repayment of Costs.  If Employee terminates his employment with the
Company for any reason other than death or disability during the first year following his hire date, Employee will reimburse the Company for all relocation costs incurred by the Company.
	  9. Assignability.  This Agreement shall be personal to Employee and may not be assigned by him without the written consent of the Company.  This
Agreement shall be binding upon the Company, its successors and assigns.
  10. Severability.  If any provisions of this Agreement are found to be unenforceable, the remaining provisions shall be enforceable and shall be construed as if the unenforceable provisions were deleted.
  11  Integrated Agreement.  This Agreement constitutes the entire agreement between the parties concerning its subject matter, and there are no prior or contemporaneous oral or written agreements, understandings, restrictions, warranties or representations between the parties concerning the subject matter of this Agreement other than those set forth or provided for the
Agreement.  This Agreement shall be in lieu of any other claims of Employee relating to his employment or benefits, including any claims relating to termination of employment.
  12.  Amendments.  This Agreement may be amended or modified only by a written agreement signed by the parties or their duly authorized representatives.
	13.  Waiver.  No party shall be deemed to have waived any rights under this Agreement unless the waiver is in writing and is signed by the party or the party's representative.  No delay or omission of any party in exercising any right shall operate as a waiver of that right or any other right.
A waiver by any party of a breach of a provision of this Agreement shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision.
  14.  Notices.  All notices, requests, demands and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited into the United
States mail as certified mail, postage prepaid, to the following addresses:

If to the Company:                         If to Mr. Norby:


Mentor Graphics Corporation                3055 Pacific Avenue
8005 SW Boeckman Road                      San Francisco, CA 94115
Wilsonville, OR 97070-7777
Attention: Vice President and
Chief Administrative Officer



or to such other addresses as may be known by the parties or as the parties may designate in writing in accordance with the provisions of this paragraph.
	  15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.
	16. Representation by Counsel. During the negotiation and at the time of execution of this Agreement, both parties were represented by competent legal counsel (or had the opportunity and ability to be so represented).

MENTOR GRAPHICS CORPORATION



/s/ Frank S. Delia                         /s/ R. Douglas Norby
Frank S. Delia                             R. Douglas Norby
Vice President and
Chief Administrative Officer

Dated: July 7, 1993                        Dated: July 2, 1993




             		  AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT



This Amendment No. 1 to Employment Agreement is effective July 5, 1994 between Mentor Graphics Corporation, an Oregon corporation (Mentor Graphics), and R. Douglas Norby (Employee).

                         				   BACKGROUND

The parties entered into an Employment Agreement dated July 7, 1993 (Agreement), and now desire to amend the Agreement as provided in this Amendment.

                          				   AGREEMENT

1. Special Option Grant. Paragraph 5(b) of the Agreement is amended by adding a new sentence immediately after the table describing the vesting of Employee's 150,000 special stock option grant (Granted Shares):

	  "Subject to the provisions of Employee's stock option agreement, this Agreement and Mentor Graphics' 1982 Stock Option Plan, any of Employee's Granted Shares not otherwise vested as provided in this paragraph 5(b) shall immediately vest and become exercisable nine years and six months after Employee's hire date."

2. Confirmation of Agreement. Except as expressly modified by this Agreement, the parties ratify and confirm all agreements and commitments set forth in the Agreement.

R. DOUGLAS NORBY                         MENTOR GRAPHICS CORPORATION



/s/ R. Douglas Norby                        By:   /s/ Frank S. Delia
                                 																	(Authorized Representative)

						                                      Name:  Frank S. Delia

				                           													Title: Vice President and Chief

										                            										   Administrative Officer